UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2023

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Ave, #450

Miami, FL 33133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 735-1517

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	DWACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DWAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	DWACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2023, Digital World Acquisition Corp., a Delaware corporation (the “Company”), entered into an Administrative Support Agreement with Renatus LLC (“Renatus”), an advisory group owned by Eric Swider, the Interim Chief Executive Officer and director of the Company, pursuant to which, the Company agrees to pay Renatus a monthly fee of $15,000 for office space, utilities and secretarial and administrative support commencing from April 5, 2023 until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation. A copy of the Administrative Support Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2023, the board of directors (the “Board”) of the Company appointed: (i) Frank Andrews, an existing director, as non-executive chairman of the Board and as a member of the audit and the compensation committees; (ii) Edward Preble, an existing director, as a member of the audit committee and as chairman of the compensation committee; (iii) Jeffrey Smith as a member of the Board, as chairman of the audit committee and as a member of the compensation committee; (iv) Katherine Chiles as Chief Financial Officer of the Company; and (v) Alexander Cano as President and Secretary of the Company. The aforementioned appointments became effective as of April 11, 2023. Each of Messrs. Andrews, Preble and Smith qualifies as an independent director. Mr. Smith qualifies as an “audit committee financial expert” as defined in applicable Securities and Exchange Commission rules and has accounting or related financial management expertise.

Mr. Jeffrey Smith, age 49, has been the founder and Managing Attorney for LawVisory, a law firm serving registered investment advisers, financial institutions, family offices, issuers, investment funds and businesses with their securities, regulatory, compliance, corporate, tax, litigation, arbitration, contracts, digital assets, and merger and acquisition legal needs, since December 2005. Mr. Smith has also been the Chief Compliance Officer and Chief Legal Officer of North Rock Partners, LLC, a wealth advisory firm, from January 2021 to April 2022; Virtue Capital Management LLC, an investment advisory firm, from January 2019 to January 2021; and Chief Compliance Officer of Griffin Capital Company LLC, an investment and asset management company, from February 2017 to May 2018. Prior to that, he was with Research Affiliates LLC, an investment advisory firm, where he served as Chief Compliance Officer and Assistant General Counsel from August 2013 to February 2017; Director of Compliance of Athene Asset Management LLC, an asset management firm, from July 2012 to August 2013; and Senior Counsel of Legal and Compliance at The Rock Creek Group, an investment fund manager, from July 2010 to July 2012. Additionally, Mr. Smith served as Investigative Counsel for the Financial Crisis Inquiry Commission from January 2010 to July 2010. Prior to that, Mr. Smith was a tax attorney for Deloitte from July 1999 to July 2000 and Crowe Horwath from July 2000 to July 2002. Mr. Smith graduated cum laude with a B.S. in Accounting from the University of Kentucky, where he also earned his J.D. He received his L.L.M., with highest honors, in Securities & Financial Regulation from Georgetown Law in Washington, D.C. and holds the following certifications: Certified Regulatory and Compliance Professional (FINRA Institute at Wharton); Investment Adviser Certified Compliance Professional (NRS Education); and Certified in Risk Management (International Institute of Professional Education and Research). Mr. Smith is well qualified to serve as a member of the Board due to his extensive experience with public company compliance and investment.

Ms. Katherine Chiles, age 42, has experience in financial consolidations, financial statement preparation and analysis, financial planning and reporting (U.S. GAAP & IFRS), financial system implementation and administration, all aspects of accounts payable and accounts receivable, and payroll. She worked as a financial analyst in a contract position for both ACTAVO, an infrastructure company servicing Ireland, the UK and the global events industry, from October 2017 to August 2018, and Fisher Phillips, a national labor and employment firm, from September 2016 to February 2017, where she was responsible for designing and automating financial reporting, ad hoc reporting, budgeting, forecasting, and projections. Prior to that, Ms. Chiles served as Director of Financial Operations for Battaglia Law Office, a law firm, from 2011 to 2015, where she managed all daily financial operations of the firm. From 2007 to 2011, Ms. Chiles worked as a senior financial analyst for Total System Services, a global payment solutions provider. Prior to that, Ms. Chiles held positions with ING Americas, a global financial institution, from April 2005 to May 2006, ProxyMed Inc., an electronic healthcare transaction processing services company, from August 2003 to March 2005, and OuterBounds Technologies, a software development company, from March 2003 to July 2003. Ms. Chiles graduated with a Bachelor of Science in Finance from Auburn University at Montgomery

Mr. Alexander Cano, age 49, has served as the Chief Operating Officer for Benessere Investment Group, an investment company, since June 2021 and is responsible for the daily operations of the firm and contributed to the development of the firm’s corporate strategy, as well as services to multiple special purpose acquisition companies. Prior to that, Mr. Cano held the position of Vice President, Business Development & Sales Strategy for Global Media Fusion, an innovative global media agency, from October 2020 to June 2021, where he was responsible for driving revenue by connecting powerful brands with globally syndicated television sponsorships. From October 2018 through December 2019, Mr. Cano served as the General Manager for the Home Equity division of Bankrate, a consumer financial services company. Prior to Bankrate, Mr. Cano was a negotiation consultant with The Gap Partnership, a negotiation consultancy, from October 2016 to October 2018. Mr. Cano spent the first half of his career in media companies, such as Sony Pictures Television International from 2003 to 2005, HBO from 2005 to 2008, TiVo from 2008 to 2010 and DIRECTV from 2010 to 2014. Mr. Cano received his B.S.B.A. in Finance from American University in Washington D.C.

There are no family relationships between Messrs. Smith and Cano, Ms. Chiles and any director or executive officer of the Company. There are no arrangements between Messrs. Smith and Cano, Ms. Chiles and any other person pursuant to which any person was appointed or approved as a director or officer. Other than as described above, there are no transactions between the Company and any of Messrs. Smith and Cano and Ms. Chiles that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments, the Company and each of Messrs. Andrews, Preble, Smith and Cano and Ms. Chiles entered into certain joinder to letter agreement, joinder to registration rights agreement and indemnification agreement, which are substantially similar to the letter agreement, registration rights agreement and indemnification agreements, respectively, entered into by the other officers and directors in connection with the Company’s initial public offering.

On April 12, 2023, the Company issued a press release announcing the above-referenced changes to management. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibits

10.1	Administrative Services Agreement, dated as of April 5, 2023, by and between the Company and Renatus LLC

99.1	Press release, dated April 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital World Acquisition Corp.

Dated: April 13, 2023	By:	/s/ Eric Swider
	Name:	Eric Swider
	Title:	Interim Chief Executive Officer